UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

PIKE ELECTRIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pike Way
Mount Airy, NC	27030

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of  Directors  or  Principal  Officers;  Election  of Directors; Appointment of Principal Officers.

          On August 16, 2006, Pike Electric Corporation (the “Company”), announced the resignation of Mark Castaneda as its Chief Financial Officer, effective August 18, 2006.  Anthony Slater, the Company’s current Vice President of Finance, will replace Mr. Castaneda as Chief Financial Officer.  Mr. Slater, 36, has over 13 years of industry and public accounting experience and joined the Company in February 2006.  Immediately prior to joining the Company, Mr. Slater was employed by Universal Solutions International, Inc. (“Universal Solutions”), where he served as Chief Financial Officer from January, 2005 to December, 2005 and as Vice President of Finance and Accounting as well as Secretary from July 2003 to December 2004.  Prior to joining Universal Solutions, Mr. Slater served as Vice President of Accounting and Financial Reporting for Konover Property Trust Inc. from 1999 to 2002.  Mr. Slater is also a registered C.P.A.

          A copy of the press release announcing the resignation of Mr. Castaneda as Chief Financial Officer of the Company and the appointment of Mr. Slater as his successor is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: August 16, 2006	By:	/s/ J. Eric Pike

	Name:	J. Eric Pike
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.

Exhibit 99.1	Press Release of Pike Electric Corporation, dated August 16, 2006.